Exhibit 10.20

Execution Copy

REVOLVING CREDIT NOTE

$5,000,000.00	New York, New York
March 25, 2011

FOR VALUE RECEIVED, MAJESCOMASTEK INC., a California corporation ("Borrower"), having an address at 105 Fieldcrest Avenue, Suite 208, Edison, New Jersey 08837, unconditionally promises to pay to ICICI BANK LIMITED, NEW YORK BRANCH ("Bank"), or order, at its office at 500 Fifth Avenue, 28th Floor, New York, New York 10110 or at such other place as may be designated in writing by the holder of this Note in lawful money of the United States of America, the principal sum of Five Million Dollars ($5,000,000.00) or the unpaid total principal amount of all of the amounts due under this Note, plus Interest (as hereinafter defined) from the Disbursement Date (as hereinafter defined) on or before the first (1st) year anniversary of the Disbursement Date or March 31, 2012, whichever occurs earlier.

Interest shall be paid monthly on the last day of each calendar month, pro rated for any partial month.

For purposes of this Note, the "Disbursement Date" is defined as the date when the Bank disburses the whole or any part of the amount of the Note to the Borrower or its order pursuant to the execution of this Note. "Interest" is defined as a rate per annum equal to the Applicable Libor Rate (as hereinafter defined) based on a year of 360 days of actual days elapsed on the unpaid principal amount hereof until such principal amount shall be paid in full. Any amount of principal, interest or charges and fees, if any, remaining unpaid on the date when due, whether at maturity, by notice of prepayment, by acceleration or any breach under any Credit Document or otherwise, shall bear interest at a default rate ("Default Rate") per annum equal to the Applicable Libor Rate plus two percent (2.0%) from the date when due, until paid in full; provided, however, for avoidance of doubt, interest at a default rate per annum equal to two percent (2.00%) above the Applicable Libor Rate shall be charged from the date of breach or default under any representation, warranty, term, condition, covenant or provision of any Credit Document (without giving effect to any cure or grace period) until such breach or default is cured as per the terms of the applicable Credit Document. As used herein, "Applicable Libor Rate" means LIBOR plus four percent (4%) per annum. "LIBOR" (London Interbank Offered Rate) means the rate for deposits in U.S. Dollars for a period of three (3) months, that appears on Telerate Page 3750 as of 11:00 AM, London time, on the day that is two London banking days prior to the applicable interest payment date as per the applicable Notes. If such rate does not appear on Telerate Page 3750, the rate for that adjustment date will be the arithmetic mean of the rates quoted by major banks in London, selected by the Bank for the three (3) month period, as of 11:00 AM, London time, on the day that is two London banking days prior to the applicable interest payment date as per the applicable Notes.

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Execution Copy

The Borrower acknowledges that the Applicable Libor Rate is a base rate for calculating interest on certain loans and is not intended to be and is not necessarily the lowest or most favorable rate charged by the Bank to any borrower or category of borrowers. "Business Day" means any day excluding Saturday, Sunday and any day that is a legal holiday under the laws of the State of New York and any day on which banking institutions located in such state are authorized by law or other governmental action to close. Whenever any payment to be made under this Note shall be stated to be due on a day that is not a Business Day, such payment shall be made on the next succeeding Business Day and any resulting extension of time shall in such case be included in the computation of the payment of interest.

This Note is the note referred to in and to be repaid in accordance with (i) the Credit Facility Agreement dated of even date herewith between the Bank and the undersigned as such may be amended, supplemented or modified from time to time (the "Agreement"), and (ii) all other Credit Documents (as defined in the Agreement) as such may be amended, supplemented or modified from time to time. This Note is secured pursuant to the terms and conditions of the Credit Documents.

Notwithstanding anything in this Note to the contrary, if the Note would at any time otherwise require payment to the Bank of an amount of interest in excess of the maximum amount then permitted by law, such interest payments to the Bank shall be reduced to the extent necessary so as to ensure that the Bank shall not receive in excess of such maximum amount. To the extent that, pursuant to the foregoing sentence, the Bank shall receive interest payments under this Note in an amount less than the amount otherwise provided, such deficit (the "Interest Deficit") will cumulate and will be carried forward until the repayment in full of this Note. Interest otherwise payable to the Bank under this Note for any subsequent period shall be increased by the maximum amount of the Interest Deficit that may be so added without causing the Bank to receive interest in excess of the maximum amount then permitted by the law. The amount of the Interest Deficit relating to this Note at the time of any complete payment of the outstanding principal amount hereof (other than an option prepayment thereof) shall be cancelled and not paid.

The principal amount of this Note may be prepaid in whole at any time or in part from time to time in any amount equal to or in excess of $100,000 anytime during the term of this Note.

The Agreement, among other things, contains provisions for acceleration of the maturity of this Note upon the happening of certain stated events and also for prepayment on account of the principal amount under this Note together with interest and other charges prior to the maturity of the Note upon the terms and conditions specified in the Agreement.

Absent manifest error, the Bank's records shall be prima facie evidence of principal, interest and other charges, if any, owed under the Agreement.

The undersigned promises to pay all reasonable out-of -pocket costs and expenses (including without limitation reasonable counsel fees and expenses), in connection with the enforcement (whether through negotiations, legal proceedings or otherwise) of this Note, whether or not a lawsuit is filed or commenced.

The undersigned and all endorsers or guarantors hereof hereby waive (to the fullest extent allowed by law) all requirements of presentment, demand, notice of nonpayment or dishonor, protest, notice of protest, suit, diligence in collection, and all other conditions precedent in connection with the collection and enforcement of this Note and agree that payments

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Execution Copy

hereunder and thereunder shall, and such collection and enforcement may, be made without such requirements.

All Payments made pursuant to the terms of this Note shall be made free and clear of and without any defense, deduction, withholding, set-off or counterclaim.

All capitalized terms used in this Note (and not otherwise defined herein) shall have the meaning given such terms in the Agreement.

This Note shall be governed by, and construed and enforced in accordance with, the internal laws, excluding any laws regarding the conflict of laws, of the State of New York. The Borrower hereby irrevocably consents and submits to the nonexclusive jurisdiction and venue of the Federal District court or State court of competent jurisdiction sitting in New York County, State of New York for adjudication of any dispute concerning this Note and all other documents provided for herein. TO THE FULLEST EXTENT PERMITTED BY LAW, THE UNDERSIGNED HEREBY IRREVOCABLY WAIVE ANY RIGHT TO A TRIAL BY JURY, AND ANY OBJECTION, INCLUDING, WITHOUT LIMITATION, ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, THAT THEY MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY SUCH ACTION OR PROCEEDING IN SUCH JURISDICTION.

IN WITNESS WHEREOF, the undersigned has caused this Note to be executed and delivered by its duly authorized officer as of the day and year and at the place first above written.

MAJESCOMASTEK INC.

By:	/s/ Mrinal Sattawalla
Name: Mrinal Sattawalla
Title: DIRECTOR

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